UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2021

ARRAY TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39613	83-2747826
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

3901 Midway Place NE

Albuquerque, New Mexico 87109

(Address of principal executive offices, including zip code)

(505) 881-7567

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

CALCULATION OF REGISTRATION FEE

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	ARRY	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Agreement.

The information set forth under Item 8.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 8.01 below with respect to the issuance of the Additional Notes (as defined below) by Array Technologies, Inc. (the “Company,” “we,” “us” or “our”) is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure set forth in Item 8.01 below is incorporated by reference into this Item 3.02. The Additional Notes were issued to the Initial Purchasers (as defined below) in reliance upon Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”), in transactions not involving any public offering. The Additional Notes were resold by the Initial Purchasers to persons whom the Initial Purchasers reasonably believe are “qualified institutional buyers,” as defined in, and in accordance with, Rule 144A under the Act. Initially, a maximum of 2,776,235 shares of the Company’s common stock may be issued upon conversion of the Additional Notes, based on the initial maximum conversion rate of 55.5247 shares of common stock per $1,000 principal amount of Additional Notes, which is subject to customary adjustments.

Item 8.01	Other Events.

Convertible Notes Offering

On December 9, 2021, the Company issued an additional $50,000,000 principal amount of its 1.00% Convertible Senior Notes due 2028 (the “Additional Notes”) to certain initial purchasers named in that certain purchase agreement, dated November 30, 2021, by and among the Company and the initial purchasers party thereto (the “Initial Purchasers”). The issuance of the Additional Notes was pursuant to the Initial Purchasers’ full exercise of their 13-day option to purchase additional notes granted in the previously announced original offering of an aggregate of $375,000,000 principal amount of 1.00% Convertible Senior Notes due 2028 (the “Original Notes” and, together with the Additional Notes, the “Notes”). The Additional Notes were issued pursuant to, and are governed by, that certain Indenture, dated December 3, 2021 (the “Indenture”), between the Company and U.S. Bank National Association, as trustee, pursuant to which the Original Notes were issued. The Additional Notes have identical terms to the Original Notes. The Indenture and the Notes are each as described in Item 1.01 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on December 7, 2021 (the “Prior 8-K”), which is incorporated herein by reference. The summary of the foregoing transactions is qualified in its entirety by reference to the text of the Indenture, including the Form of Global Note attached as Exhibit A thereto, which was filed as Exhibit 4.1 to the Prior 8-K and is incorporated herein by reference.

This Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any of these securities or any other securities of the Company and shall not constitute an offer, solicitation, or sale in any jurisdiction in which such offer, solicitation, or sale is unlawful. The Additional Notes have not been registered under the Act or any state securities laws and may not be offered or sold in the United States absent registration or any applicable exemption from registration under the Act and applicable state securities laws.

Capped Call Transactions

In connection with the exercise by the Initial Purchasers of their option to purchase the Additional Notes, on December 7, 2021, the Company entered into privately negotiated capped call transactions (the “Additional Capped Call Transactions”) with each of Morgan Stanley & Co. LLC, Credit Suisse Capital LLC, through its agent, Credit Suisse Securities (USA) LLC and JPMorgan Chase Bank, N.A., New York Branch (the “Option

Counterparties”). The Additional Capped Call Transactions were made on substantially identical terms as the privately negotiated capped call transactions the Company entered into with the Option Counterparties on November 30, 2021, as described in the Prior 8-K.

The Additional Capped Call Transactions are separate transactions entered into by the Company with the Option Counterparties and are not part of the terms of the Notes and will not affect any holder’s rights under the Notes. Holders of the Notes will not have any rights with respect to the Additional Capped Call Transactions.

The foregoing descriptions of the Additional Capped Call Transactions are qualified in their entirety by the copy of the form of call option transaction confirmation relating to the Additional Capped Call Transactions, which is incorporated herein by reference. A copy of the form of call option transaction confirmation was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on December 7, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 9, 2021	ARRAY TECHNOLOGIES, INC.

	By:	/s/ Tyson Hottinger
Tyson Hottinger
Chief Legal Officer